SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 18, 2005 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 18, 2005, Charles & Colvard, Ltd. (the “Company”) signed an eighth amendment to its agreement with John M. Bachman, Inc (“JMB”), the supplier of the majority of the Company’s faceting services. Pursuant to the terms of the amendment, the Company has agreed to provide JMB with a cash advance of $135,000 to be used by JMB to expand its affiliate’s production facility and procure additional equipment and labor as needed to enable JMB and its affiliate to satisfy the requested increase in production volumes. The cash advance will be repaid to the Company through reduced charges for future faceting services. The foregoing summary of certain material provisions of the amendment does not purport to be a complete summary. You are urged to read the amendment, a copy of which is attached as Exhibit 10.85 to this current report on Form 8-K, for a complete description of the terms and conditions of such agreement.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.85	Eighth Amendment to Agreement, dated May 18, 2005 between John M. Bachman, Inc. and Charles & Colvard, Ltd.*

*	The registrant has requested that certain portions of this exhibit be given confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance
& Chief Financial Officer

Date: May 20, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
Exhibit 10.85	Eighth Amendment to Agreement, dated May 18, 2005 between John M. Bachman, Inc. and Charles & Colvard, Ltd.*

*	The registrant has requested that certain portions of this exhibit be given confidential treatment.